EXHIBIT 23
                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39657) pertaining to the Stock Option Plan of American Country Holdings Inc. of our report dated February 24, 1998, with respect to the consolidated financial statements and schedules of American Country Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


/s/Ernst & Young LLP
----------------------------
Ernst & Young LLP



Chicago, Illinois
March 31, 1998